UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2005

 __________________________________________

FUN FOR YOU, INC.

(Exact name of registrant as specified in its charter)

___________________________________________

NEVADA	000-30055	88-0453324
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

770 E. Warm Springs Rd., Suite 250
Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 866-5839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On February 18, 2005, we issued 750,000 shares of our $0.001 par value common stock to Anthony N. DeMint our sole officer and director. We issued Mr. DeMint these shares for the conversion of $750 in debt. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving a public offering." There were no commissions paid for this issuance.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01. Changes in Registrant's Certifying Accountant

On February 12, 2005, we received a notice from Beckstead and Watts, LLP informing us that they were resigning as our Independent Accountant effective immediately.

The reports of Beckstead and Watts on our consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Beckstead and Watts' issuance of going concern opinions on the financial statements for the fiscal years ended December 31, 2004 and 2003. From March 3, 2000 (inception) through February 12, 2005, when Beckstead and Watts resigned as our independent accountant, there were no disagreements between us and Beckstead and Watts on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead and Watts, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

We are currently seeking a replacement Independent Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FUN FOR YOU, INC.

By: /s/ Anthony N. DeMint

Anthony N. DeMint, President

Date: February 16, 2005